AIRCRAFT LEASE AGREEMENT



Agreement Date:         April 1, 2002


Lessor:                 Verde Investments, Inc.
                        4020 East Indian School Road, Suite A
                        Phoenix, Arizona 85018


Lessee:                 Ugly Duckling Corporation
                        4020 East Indian School Road
                        Phoenix, Arizona 85018


Aircraft:               Raytheon Hawker 125-700A
                        Manufacturer's Serial No. NA0280
                        U.S. Registration No. N280AJ
                        described in Exhibit A


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                            Aircraft Lease Agreement

     This Aircraft Lease Agreement (this "Lease") is made by and between Verde Investments, Inc., an Arizona corporation ("Lessor") and Ugly Duckling Corporation, a Delaware corporation ("Lessee"), effective as of April 1, 2002 (the "Lease Date").

                                    Recitals.

     The parties acknowledge that the following recitals are correct statements of fact and are relied upon as a material part of this Agreement:

     1. Lessor is the owner of one (1) Raytheon Hawker 125-700A (commonly known as Hawker 125-700A) aircraft, bearing manufacturer's serial number NA0280 and U.S. registration number N280AJ, together with two (2) installed Garrett TFE 731-3R-1H engines, bearing manufacturer's serial numbers P84227 and P84236, auxiliary power unit, avionics, instruments, equipment, and components installed in or attached to the airframe and engines, and related aircraft log books, maintenance and flight manuals, wiring diagrams, and any other documentation and equipment specific to the Aircraft currently owned by and in the Lessor's possession, as described in Exhibit A attached hereto (collectively the "Aircraft");

     2. Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the Aircraft on a "dry lease" basis.

     NOW, THEREFORE, in consideration of the covenants, representations and warranties of the parties stated herein, the performances of the parties required hereby and the benefits accruing to the parties hereunder, Lessor and Lessee mutually agree and expressly intend to be legally bound as follows:

Section 1.  Terms of Lease

     1.1 Lease Grant. Subject to the terms and conditions of this Agreement, Lessor leases the Aircraft to Lessee and Lessee leases the Aircraft from Lessor. Lessor shall deliver possession of the Aircraft to Lessee on the Lease Date.

     1.2 Lease Term. The term of this Lease (the "Lease Term") shall commence on the Lease Date and expire March 31, 2003 (the "Expiration Date"). On the Expiration Date the Lease Term shall automatically renew and the Expiration Date shall be extended on a year-to-year basis under the same terms and conditions, unless either party gives written notice of termination of the Lease at least 30 days prior to the Expiration Date, or any extention thereof.

     1.3. Use of Aircraft. Lessee shall use the Aircraft exclusively for Lessee's commercial purposes (the "Permitted Use"). Lessee shall not charter the Aircraft, "dry lease" the Aircraft, sublet the Aircraft or otherwise use the Aircraft as a commercial carrier. Nor shall the Aircraft be used for a use which would have a permanent and material adverse effect on the value of the Aircraft. Lessee shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Aircraft. Lessee shall not use, occupy or permit any of the Aircraft to be used or occupied, nor do or permit anything to be done in or on any of the Aircraft, in a manner which would (a) make void or voidable any insurance which Lessee is required hereunder to maintain then in force with respect to any of the Aircraft, or (b) affect the ability of Lessee to obtain any insurance which Lessee is required to furnish hereunder, (c) impair Lessor's title to the Aircraft, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or (d) conflict with the terms or conditions of any instrument or agreement between Lessor and Lessee. Nothing contained in this Lease and no action by Lessor shall be construed to mean that Lessor has granted to Lessee any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Lessor in the Aircraft. Lessee shall, at its expense, comply with and shall cause the Aircraft to comply with all governmental statutes, laws, rules, orders, regulations and ordinances, as the same may be amended from time to time, all federal aviation administration regulations, and any other law the failure to comply with which at any time would materially affect Lessor or the Aircraft or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same. Lessee shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Lessee affecting the Aircraft or any part thereof or the ownership, occupancy or use thereof.

     1.4. Quiet Enjoyment. For so long as no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, Lessor warrants peaceful and quiet enjoyment of the Aircraft by Lessee against acts of Lessor or anyone claiming through Lessor, provided that Lessor and its agents may enter upon and examine the Aircraft at reasonable times. Exercise by Lessor of its rights to come upon the Aircraft as set forth in this Lease shall not constitute a violation of this Section. To secure a loan made to Lessor to acquire the Aircraft, Lessor has granted a security interest in the Aircraft to Bank One Arizona ("Lender") and Lessor shall pay when due all amounts payable to Lender in connection with the loan secured by the Aircraft.

Section 2.  Rents.
-----------------

     2.1 Basic Rent. Lessee shall pay to Lessor in advance rent in the amount of $100,000.00 per calendar month for each month of the Lease Term (the "Basic Rent").

     2.2 Additional Rent. Lessee shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, all other amounts and obligations which Lessee assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof ("Additional Rent"). In the event of any failure by Lessee to pay or discharge any of the foregoing, Lessor shall have all the same rights, powers and remedies provided herein, by law or otherwise, as in the event of nonpayment of Basic Rent.

     2.3 Late Charge.  If any  installment of Basic Rent is not paid within five
(5) days after the same is due and not paid, Lessee shall pay to Lessor, on demand, as Additional Rent, a late charge equal to three percent (3%) on such overdue installment of Basic Rent (the "Late Charge"). Such payment shall be in addition to, and not in lieu of, all other remedies provided in the Lease or applicable law.

     2.4 Security Deposit. To secure the faithful performance by Lessee of the covenants, conditions and agreements set forth in this Lease to be performed by it, Lessee shall deposit with Lessor, on the Commencement Date, and thereafter at all times during the continuance of this Lease shall maintain on deposit with Lessor, a security deposit of $100,000.00 ("Security Deposit"). Lessee shall pay the Security Deposit on the understanding (a) that the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies that Lessor may have on account thereof, and upon such application Lessee shall pay Lessor on demand the amount so applied which shall be added to the Security Deposit so that the same will be restored to the required amount; (b) that should the Aircraft be transferred by Lessor, the Security Deposit or any balance thereof may be turned over to Lessor's successor or transferee, and Lessee agrees to look solely to such successor or transferee for such application or return; (c) that Lessor or its successors shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with other funds; (d) that the Security Deposit shall not be deemed prepaid rent; and (e) that if Lessee shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Lessee to be performed, the Security Deposit, or any then remaining balance thereof, shall be returned to Lessee, without interest, within 30 days after the expiration of the Lease Term.

     2.5 True Lease. Lessor and Lessee agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

     2.6 Net Lease; Non-Terminability. This is an absolutely net lease to Lessor. It is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to Lessor and that Lessee shall pay all costs and expenses relating to the Aircraft and operation thereof. Any amount or obligation herein relating to the Aircraft which is not expressly declared to be that of Lessor shall be deemed to be an obligation of Lessee to be timely performed by Lessee at Lessee's expense. Basic Rent, Additional Rent and all other sums payable hereunder by Lessee, shall be paid without notice, demand, set-off, counterclaim, abatement, suspension, deduction or defense. To the extent permitted by applicable law, Lessee waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Aircraft or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, Additional Rent or any other sums payable under this Lease.

Section 3.  Maintenance and Repair.
----------------------------------

     3.1 Maintenance and Repair. Lessee acknowledges that it has received the Aircraft in good condition, repair and appearance. Lessee agrees that, at its expense, it will keep and maintain the Aircraft in good condition and repair. It will make promptly, all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs or replacements of every kind which may be required to be made to keep and maintain the Aircraft in such good condition, repair and appearance. Lessee agrees that its obligation to maintain and repair the Aircraft as set forth in this Lease benefit both Lessor and Lessee, are the sole responsibility of Lessee, and may not be delegated. Lessor shall not be required to maintain, repair or rebuild, or to make any alterations of any nature to the Aircraft, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Aircraft or any part thereof in any way. Lessee hereby expressly waives the right to make repairs at the expense of Lessor which may be provided for in any law in effect at the time of the commencement of the term of this Lease or which may thereafter be enacted.

     3.2 No Liens. Lessee will not, directly or indirectly, create or permit to be created or to remain, and shall within thirty (30) days of filing of any, mechanics, contractors or other liens, discharge or bond, at its expense, any liens with respect to, the Aircraft or any part thereof or Lessee's interest therein or the Basic Rent, Additional Rent or other sums payable by Lessee under this Lease, other than the lien for ad valorem taxes which are not yet due and payable. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding the Aircraft or any part thereof, and that no mechanic's or other liens for any such labor services or materials shall attach to or affect the interest of Lessor in and to the Aircraft.

Section 4.  Insurance; Indemnification.
--------------------------------------

     4.1 Insurance. Lessee shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Aircraft (herein called the "Required Insurance"):

          (a) Insurance against loss or damage to the Aircraft under a fire and broad form of all risk extended coverage insurance policy together with an agreed value endorsement. Such insurance shall be in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer under the applicable policies, and not less than the full replacement cost of the Aircraft as reasonably determined from time to time by Lessor but not more frequently than once in any 12 month period. Such insurance policies may contain reasonable exclusions and deductible amounts as are common to properties similar to the Aircraft.

          (b) General public liability insurance for the benefit of Lessor, Lessee and Lender against claims for damages to person or property occurring on, in or about the Aircraft with a combined single limit of at least One Hundred Million Dollars ($100,000,000.00) for personal injury and property damage, such insurance to include full coverage of the indemnity set forth in this Section. Policies for such insurance shall be for the mutual benefit of Lessor, Lessee and Lender, as their respective interests may appear.

     4.2 Permitted Insurers. The Required Insurance shall be written by companies of recognized financial standing and have Bests ratings of A X or better. The Required Insurance shall name as the insured parties thereunder Lessor and Lessee, as their interests may appear, and Lender as an additional insured under a standard "mortgagee" endorsement or its equivalent satisfactory to Lessor. Lessor shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Lessee may, at its expense, prosecute any such claim or contest any such settlement in the name of Lessor, Lessee or both with the consent of Lessor, and Lessor will join therein at Lessee's written request upon the receipt by Lessor of an indemnity from Lessee against all costs, liabilities and expenses in connection therewith.

     4.3  Insurance  Claims.   Insurance  claims  by  reason  of  damage  to  or
destruction of any portion of the Aircraft shall be primarily adjusted by Lessee, but both Lessor and Lender shall have the right to join with Lessee in adjusting any such loss and approve any adjustment proposed by Lessee.

     4.4 Insured Parties. Any loss under any such policy shall be made payable to Lessor (or, if Lessor so elects, to Lender), subject to the requirements of this Section. Every policy of Required Insurance shall contain an agreement that the insurer will not cancel such policy except after thirty (30) days' written notice to Lessor and Lender and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Lessor, Lessee or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (a) any foreclosure or other action taken by a creditor pursuant to any provision of any loan upon the happening of a default or Event of Default thereunder or (b) any change in ownership of the Aircraft.

     4.5 Delivery of Policies. Lessee shall deliver to Lessor promptly after the delivery of this Lease, the original or duplicate policies or Accord-27 form certificates of insurers, satisfactory to Lender, evidencing all of the Required Insurance. Lessee shall, prior to the expiration of any such policy, deliver to Lessor another original or duplicate of such policy or certificates evidencing the renewal of any such policy. If Lessee fails to maintain or renew any Required Insurance, or to pay the premium therefor, or to deliver such certificate, then Lessor, at its option, but without obligation to do so, procure such insurance. Any sums so expended by Lessor shall be Additional Rent hereunder and shall be repaid by Lessee within five (5) days after notice to Lessee of such expenditure and the amount thereof. together with interest thereon at the Interest Rate.

     4.6 No Double Coverage. Lessee shall not obtain or carry separate insurance covering the same risks as any Required Insurance unless Lessee, Lessor and Lender are included therein as named insured, with loss payable as provided in this Lease and the policy contains a first mortgagee endorsement in favor of the Lender. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor the policies or certificates evidencing the same. Any insurance which Lessor may elect to carry shall be excess and not primary coverage.

     4.7 Blanket Insurance. Anything contained in this Section to the contrary notwithstanding, all Required Insurance may be carried under a "blanket" or "umbrella" policy or policies covering other property or liabilities of Lessee, provided that such policies otherwise comply with the provisions of this Lease and specify the coverage and amounts thereof with respect to the Aircraft.

     4.8 Damages for Lessee's Failure to Properly Insure. Lessor or Lender shall not be limited in the proof of any damages which Lessor or Lender may claim against Lessee arising out of or by reason of Lessee's failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Lessee and which would have been payable under such insurance; but Lessor and Lender shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Aircraft, occurring during any period when Lessee shall have failed to provide the Required Insurance. Lessee shall indemnify, defend and hold harmless Lessor and Lender for any liability incurred by Lessor or Lender arising out of any deductibles for Required Insurance.

     4.9 Casualty. If all or any part of the Aircraft shall be damaged or destroyed by casualty which is insured or required to be insured under this Lease, Lessee shall promptly notify the Lessor thereof, and shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Aircraft, at its expense, in conformity with the requirements of this Lease, in such manner as to restore the same to the same or better condition as existed prior to such casualty, using materials of the same or better grade than that of the materials being replaced, and there shall be no abatement of Basic Rent or Additional Rent. Proceeds of casualty insurance of $100,000.00 or less shall be paid to Lessee. Proceeds in excess of $100,000.00 shall be held by Lessor or a proceeds trustee (which may be Lender, an escrow or title company, or a bank or trust company designated by Lessor) and paid to Lessee, but only against certificates of Lessee, appropriate lien waivers and such other information reasonably required by Lessor or the proceeds trustee delivered to Lessor from time to time, but not more frequently than once per calendar month, as such work or repair progresses. Each such certificate shall describe the work or repair for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims. Any proceeds remaining after Lessee has repaired the Aircraft shall be delivered to Lessee No payment shall be made to Lessee if there exists any Event of Default under this Lease. If Lessee is not required to restore after a casualty, this Lease shall nevertheless remain in full force and effect, with no abatement of Basic Rent or Additional Rent, except that Lessor shall have the right to terminate this Lease by notice to Lessee if Lessee does not agree to restore within sixty (60) days after the casualty, or if Lessee agrees to restore but does not diligently proceed to do so.

4.10 Indemnification.
     ---------------

          (a) Lessee agrees to pay, and to protect, defend, indemnify and save harmless Lessor, Lender and their agents from and against any and all actual liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees and expenses of Lessor but excluding lost profits and all other indirect or consequential damages), causes of action, suits, claims, demands or judgments of any nature whatsoever (i) arising from any injury to, or the death of, any person or damage to property (including property of employees and invitees of Lessee) on the Aircraft or to the extent not occasioned by the actual gross negligence or willful misconduct of Lessor, (ii) arising from the use, non-use, condition, maintenance, repair or occupation of the Aircraft or any part thereof, to the extent not occasioned by the actual gross negligence or willful misconduct of Lessor, (iii) arising from violation by Lessee of any agreement or condition of this Lease or any sublease (including without limitation the failure to pay Impositions), or any contract or agreement to which Lessee is a party, or any restriction, law, ordinance or regulation affecting the Aircraft or any part thereof or the ownership, occupancy or use thereof, to the extent not occasioned by the actual gross negligence or willful misconduct of Lessor; or (iv) arising out of any permitted contest referred to in Section 4.3 (collectively, "Indemnified Matters"). If Lessor, Lender or any agent of Lessor or Lender shall be made a party to any such litigation commenced against Lessee, and if Lessee, at its expense, shall fail to provide Lessor, Lender or their agents with counsel (upon Lessor's request) reasonably approved by Lessor, Lessee shall pay all costs and attorneys' fees and expenses incurred or paid by Lessor, Lender or their agents in connection with such litigation. Lessee's obligations and liabilities under this Section 4.10 shall survive the expiration of this Lease. Lessee waives all claims against Lessor arising from any liability described in this Section 4.10 (a), except to the extent caused by the actual gross negligence or willful misconduct of Lessor. The waiver and indemnity provisions in this paragraph are intended to exculpate and indemnify Lessor (i) from and against the direct consequences of its own negligence or fault when Lessor is solely negligent or contributorily, partially, jointly, comparatively or concurrently negligent with Lessee or any other person (but is not grossly negligent and has not committed willful misconduct) and (ii) from and against any liability of Lessor based on any applicable doctrine of strict liability unless resulting from the gross negligence or willful misconduct of Lessor.

          (b) Should any claim be made against Lessor by a person not a party to this Lease with respect to any Indemnified Matter, Lessor shall promptly give Lessee written notice of any such claim, and Lessee shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection; provided, however, that Lessee's counsel shall be competent counsel experienced in the type of litigation or claim at issue and shall be acceptable to Lessor, acting reasonably. Upon Lessee's assumption of the defense of any claim against Lessor pursuant to Lessee's indemnity, Lessor shall have the right to participate in the defense or settlement of the claim with counsel retained and paid by it and Lessee shall cause the attorneys retained by it to consult and cooperate fully with counsel for Lessor. In such defense or settlement of any claims, Lessor shall provide Lessee with originals or copies of all relevant documents and shall cooperate with and assist Lessee, at no expense to Lessor. Notwithstanding any provision of this Section 4.10 to the contrary, Lessee shall not enter into any settlement or agreement in connection with any Indemnified Matters binding upon or adversely affecting either Lessor or Lender, or admit any liability or fact in controversy binding upon or adversely affecting either Lessor or Lender, without the prior written consent of Lessor or Lender, as the case may be, in such party's sole discretion.

          (c) Lessor agrees to pay, and to protect, defend, indemnify and save harmless Lessee and its agents from and against any and all liabilities, losses, damages (actual and consequential), costs, expenses (including all reasonable attorneys' fees and expenses of Lessee), causes of action, suits, claims, demands or judgments of any nature whatsoever arising from the actual gross negligence or willful misconduct of Lessor in connection with the Aircraft.

Section 5.  Representations and Warranties

     5.1 Lessor's Representations and Warranties. Lessor represents and warrants
         ---------------------------------------
to Lessee as follows:


          (a) Organization and Standing. Lessor is a corporation duly organized, validly existing and in good standing under the laws of Arizona.

          (b) Power and Authority. Lessor is the owner of the Aircraft and has all requisite power and authority to execute and to deliver this Agreement and all documents related any of them, and to carry out the transactions contemplated therein and hereby.

          (c) Due Authorization; Binding Obligation. This Agreement has been duly authorized by Lessor. This Agreement is valid, binding and enforceable against Lessor in accordance with its terms.

          (d) No Conflict. The execution of this Agreement and the consummation of the transactions contemplated hereby or thereby will not result in a breach of the terms and conditions of, nor constitute a default, nor, to the best of Lessor's knowledge, violate any agreements, covenants, obligations licenses or other instruments to which Lessor is a party or by which Lessor or any of its assets may be bound or affected, or any law, regulation or court order applicable to Lessor, including, without limitation, any applicable regulations governing sales of Aircraft.

          (e) Title to Aircraft. Lessor has good and marketable title to the Aircraft, free and clear of any and all adverse claims.

          (f) disclaimer of warranties. Lessor is leasing the Aircraft to Lessee "AS-IS". Lessor has not made and does not make any express or implied representations or warranties whatsoever regarding the Aircraft including, without limitation, its merchantability, suitability or fitness for a particular purpose. EXCEPT AS EXPRESSLY STATED IN THIS LEASE, Lessor shall have no liability to Lessee or any third party for any direct, indirect, incidental or consequential damages relating to the CONDITION OR OPERATION OF THE aircraft. Lessee waives all rights and remedies conferred upon a lessee by Article 2A (Sections 508-522) of the Uniform Commercial code. Lessor is not responsible for any claims, losses or injuries relating to design, manufacture, installation, lease, use ownership or possession of the Aircraft (collectively, "Claims"). Lessee agrees to reimburse Lessor for and defend Lessor against all Claims. Lessee's obligations under this Section shall survive the termination of the Lease for acts or omissions which occurred during the Lease Term.

     5.2 Lessee's Representations and Warranties. Lessee represents and warrants
         ---------------------------------------
to Lessor as follows:


          (a) Organization and Standing. Lessee is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          (b) Power and Authority. Lessee has all requisite power and authority to execute and to deliver this Agreement and all documents related to it, and to carry out the transactions contemplated hereby.

          (c) Due Authorization; Binding Obligation. This Agreement has been duly authorized by Lessee and is valid, binding and enforceable against Lessee in accordance with its terms.

          (d) No Conflict. The execution by Lessee of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms and conditions of, nor constitute a default, nor, to the best of Lessee's knowledge, violate any agreements, covenants, obligations licenses or other instruments to which Lessee is a party or by which Lessee or any of its assets may be bound or affected, or any law, regulations or court order applicable to Lessee, including without limitation, any applicable regulations governing the registration of Aircraft.

          (e) Inspection. Lessee has inspected the Aircraft and conducted a test flight of the Aircraft to determine that the Aircraft (i) has a current and valid Federal Aviation Administration ("FAA") Standard Airworthiness Certificate; (ii) is in airworthy condition with all systems functioning and in proper working order per manufacturers maintenance program. For purposes of this Agreement, "proper working order" shall mean a condition which (a) is consistent with the maintenance manuals limitations applicable to the unit; (b) is good, but not necessarily perfect, it being understood and agreed that normal wear and tear which does not materially impair performance shall be acceptable; and (c) does not require a modification to the normal life limitation, overhaul or inspection interval; (iii) has its log books, maintenance and flight manuals in order; (iv) is current on its maintenance in accordance with the Manufacturer's Computerized Maintenance Program ("CAMP"); (v) does not have damage history, or undisclosed damage or known corrosion; and (vi) has all FAA airworthiness directives ("AD's") and mandatory service changes ("SB's") with effective dates on or prior to the Closing Date.

Section 6.  Default.
-------------------

     6.1.  Events of Default.  Any of the  following  occurrences  or acts shall
           -------------------
constitute an event of default  (herein called an "Event of Default") under this
Lease:

          (a) If Lessee, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Lessee from complying with the terms of this Lease), shall (i) fail to make any payment when due of Basic Rent, Additional Rent or other sum herein required to be paid by Lessee hereunder for ten (10) days after written notice of such failure; (ii) fail to use the Aircraft for the Permitted Use in accordance with the terms and conditions of Section 1.3 of this Lease for thirty (30) days after written notice of such failure; or (iii) fail to observe or perform any other provision hereof for thirty (30) days after written notice of such failure to observe or perform; or

          (b) If any representation or warranty of Lessee hereunder or set forth in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with this Lease or in connection with the acquisition of the Aircraft by Lessor, shall either prove to be false or misleading in any material respect as of the time when the same shall have been made and Lessor actually suffers damages as a proximate cause thereof which are not paid by Lessee; or

          (c) If Lessee shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any federal or state law (as now or hereafter in effect) relating bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "Bankruptcy Law") or if Lessee shall: (i) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Aircraft or any part thereof or of any substantial portion of Lessee's property; or (ii) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due; or (iii) make a general assignment for the benefit of its creditors; or (iv) file a petition commencing a voluntary case under or seeking to take advantage of any Bankruptcy Law; or (v) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Lessee or otherwise filed against Lessee pursuant to any Bankruptcy Law; or (vi) take any action in furtherance of any of the foregoing; or

          (d) If an order for relief against Lessee shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Lessee shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Lessee or proposing the reorganization of Lessee under any Bankruptcy Law shall be filed and not be discharged or denied within ninety (90)) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking: (i) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Lessee; or (ii) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the

          Aircraft or any part thereof or of Lessee or of any substantial portion of Lessee's property; (iii) the attachment of the Aircraft or any portion thereof, or (iv) any similar relief as to Lessee pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed for ninety (90) days after such relief is granted; or

          (e)  If the  Aircraft  shall  be  left  both  unattended  and  without
          maintenance  as  provided   herein,   for  a  period  of  thirty  (30)
          consecutive days or more.

     6.2 Lessor's Remedies.
         -----------------

          (a) In the event of an Event of Default and Lessee's failure to cure the Event of Default within the applicable cure period, Lessor shall have the right at its election to give Lessee ten (10) days' written notice of Lessor's intention to terminate the term of this Lease on a date specified in such notice. Thereupon, the term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Lessee hereunder shall terminate, but Lessee shall remain liable as provided herein.

          (b) In the event of an Event of Default and Lessee's failure to cure the Event of Default within the applicable cure period, Lessor shall have the immediate right, whether or not the term of this Lease shall have been terminated, to (i) re-enter and repossess the Aircraft or any part thereof by force, summary proceedings, ejection or otherwise, and (ii) remove all persons and property therefrom, Lessee hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law. Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Aircraft by Lessor shall be construed as an election on Lessor's part to terminate the term of this Lease unless a written notice of such intention to be given to Lessee.

          (c) At any time or from time to time after the repossession of the Aircraft or any part thereof, whether or not the term of this Lease shall have been terminated, Lessor may (but shall be under no obligation to) relet the Aircraft or any part thereof for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such reasonable conditions (which may include concessions or free rent) and for such uses as Lessor may reasonably determine, and Lessor may collect and receive any rents payable by reason of such reletting. Lessor shall not be responsible or liable for any failure to relet the Aircraft or any part thereof or for any failure to collect any rent due upon any such reletting.

          (d) No termination of the term of this Lease, by operation of law or otherwise, and no repossession of the Aircraft or any part thereof, and no reletting of the Aircraft or any part thereof, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

          (e) In the event of any such termination or repossession, Lessee will pay to Lessor the Basic Rent, Additional Rent and other sums required to be paid by Lessee to and including the date of such termination or repossession (together with interest at the Interest Rate on past due amounts); and, thereafter, Lessee shall, until the end of what would have been the term of this Lease in the absence of such termination or repossession, and whether or not the Aircraft or any part thereof shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) the Basic Rent, Additional Rent and other sums which would be payable under this Lease by Lessee in the absence of such termination or repossession, less
          (ii) the net proceeds, if any, of any reletting effected for the account of Lessee, after deducting from such proceeds all of Lessor's reasonable out-of-pocket expenses incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, and expenses of preparation for such reletting). Lessee will pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

          (f) At any time after such termination or repossession by reason of the occurrence of any Event of Default, whether or not Lessor shall have collected any current damages, Lessor shall be entitled to recover from Lessee, and Lessee will pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of all rent payable under the Lease beyond the date of such demand over the then present value of the then fair market rental for the Aircraft, at the date of such demand for what would be the unexpired term of the Lease, which present value shall in each case be determined by the application of a discount factor of ten percent (10%) per annum. If any law, shall be construed to limit the amount of such liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

          (g) Notwithstanding anything to the contrary stated herein, if an Event of Default shall have happened and be continuing, whether or not Lessee shall have abandoned the Aircraft, Lessor may elect to continue this Lease in effect for so long as the Lessor does not terminate Lessee's right to possession of the Aircraft and Lessor may enforce all of its rights and remedies hereunder including, without limitation, the right to recover all Basic Rent, Additional Rent and other sums payable hereunder as the same become due.

     6.3. Additional Rights of Lessor. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as waiver or a relinquishment thereof for the future. A receipt by Lessor of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision of this

Lease shall be deemed to have been made unless expressed in writing and signed by Lessor. In addition to other remedies provided in this Lease, Lessor shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, including but not limited to the provisions of this Lease setting forth Lessee's operating covenant, or to any other remedy allowed to Lessor at law or in equity.

     6.4 Waivers by Lessee. To the extent permitted by applicable law, Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future construction, statute or rule of law to redeem the Aircraft or to have a continuance of this Lease for the term hereby demised after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

     6.5 Attorneys' Fees. In the event of an Event of Default and Lessee's failure to cure the Event of Default within the applicable cure period, if an action shall be brought by Lessor for the enforcement of any right set forth herein in connection with, and subject to, the indemnification provisions contained herein, Lessee shall be liable for all of the reasonable out-of-pocket expenses incurred by Lessor in connection therewith, including without limitation, attorneys' fees. However, should Lessee prevail in an action for violation of quiet enjoyment under this Lease, then and only in such event shall Lessor be liable for reasonable out-of-pocket expenses incurred by Lessee in connection therewith, including attorneys' fees.

Section 7.  Miscellaneous

     7.1 Notices, Demands and Other Instruments All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Lessee, sent by registered or certified mail with a return receipt requested, postage prepaid, or sent by facsimile, nationally recognized overnight express carrier or delivered by hand, in each case addressed to Lessee at its notice address first above set forth, and (b) with respect to Lessor, sent by registered or certified mail with a return receipt request, postage prepaid, or sent by facsimile, nationally recognized overnight express courier or delivered by hand in each case, addressed to the Lessor at its address first above set forth along with a copy to the Lender (if Lessee shall have been given Lender's address). Lessor and Lessee shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon giving fifteen (15) days written notice thereof, similarly given, to the other party. Notices shall be deemed communicated upon the earlier of receipt, or seventy-two (72) hours from the time of mailing if mailed as provided in this Section.

7.2 Estoppel Certificates and Consents
    ----------------------------------

          (a) Lessee will, from time to time, upon not less than twenty (20) days prior written request by Lessor or by Lender, execute, acknowledge and deliver a certificate certifying: (i) that this Lease is unmodified and in full effect (or setting forth any modifications along with the statement that this Lease as modified is in full effect ); (ii) that the Basic Rent and Additional Rent payable and the dates to which the Basic Rent, Additional Rent and other sums payable hereunder have been paid; (iii) that to the best knowledge of Lessee, Lessor is not in any default of the Lease; (iv) the commencement and expiration dates of the Lease; (v) the amount of any security or other deposits; (vi) that either Lessee is in possession of the Aircraft or who is in possession; (vii) any concessions or other rights that Lessee (including first refusal, option or other occupancy claims) or Lessor may have; and (viii) such other matters as may reasonably be required by the requesting party. Any such certificate may be relied upon by any Lender, prospective purchaser, or prospective Lender of the Aircraft. Lessee further agrees to reasonably cooperate with Lender and its affiliates in the preparation of disclosure documents which may be issued in connection with a secondary market transaction involving a sale or securitization of its loan.

          (b) From time to time during the term of this Lease, Lessor expects to secure financing of its interest in the Aircraft by assigning Lessor's interest in this Lease and the sums payable hereunder. In the event of any such assignment to the Lender, Lessee will, upon not less than twenty (20) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a consent clearly indicating (i) that Lessee is to make Basic Rent payments or portions thereof directly to Lender if required by Lender, and (ii) consent to such assignment addressed to such Lender in a form satisfactory to Lender; and Lessee will produce, at Lessee's expense, such certificates and other documents as may be reasonably requested by the Lender. Lessee acknowledges that, by execution hereof, it has agreed to make payments of Basic Rent or portions thereof directly to Lender, without further notice or direction if required by Lender, and Lessor consents to said payments by Lessee to Lessor.

     7.3 Surrender Upon the termination of this Lease, Lessee shall peaceably surrender the Aircraft to Lessor in the same condition in which it was received from Lessor at the commencement of this Lease, except as repaired, replaced and altered as permitted or required by this Lease and except for normal wear and tear. Upon surrender, the Aircraft shall be in full compliance with all applicable regulations and shall have a current and valid FAA Standard Airworthiness Certificate. Lessee shall remove from the Aircraft prior to or within a reasonable time after such termination (not to exceed thirty (30) days) all its personal property that is capable of removal without causing damage to the Aircraft, and, at Lessee's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Lessor. Lessor may thereafter cause such property to be removed and disposition of and the cost of repairing any damage caused by such removal shall be borne by Lessee. Any holding over by Lessee of the Aircraft after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Lessor, shall operate and be construed as a tenancy from month to month only, at one hundred ten (110%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Lessor's consent shall entitle Lessor, in addition to collecting Basic Rent at a rate of one hundred ten percent (110%) thereof, to exercise all rights and remedies provided by law or in equity.

     7.4 Separability Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Lessor other than the covenant of quiet enjoyment in Section 1.4, shall not discharge or relieve Lessee from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances or at any time to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

     7.5 Merger, Consolidation or Sale of Assets It shall be a condition precedent to the merger of Lessee into another corporation, to the consolidation of Lessee with one or more other corporations and to the sale or other disposition of all or substantially all the assets of Lessee to one or more other entities that the surviving entity or transferee of assets, as the case may be, shall deliver to Lessor and to Lender an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Lessee hereunder and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease to the Lender as security for indebtedness. Lessee covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless such an instrument shall have been so delivered and unless the entity with which it intends to merge, consolidate, sell or otherwise transfer its assets to has a credit rating at least equal to Lessee's then current credit rating.

     7.6 Savings Clause No provision contained in this Lease which purports to obligate Lessee to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

     7.7 Binding Effect; Limitation of Liability All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Lessor and Lessee to the same extent as if each successor and assign were in each case named, except that a successor and assign of Lessor shall only be bound as to covenants, conditions and obligations arising after the transfer. Notwithstanding anything to the contrary set forth in this Lease, if Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed, and if as a consequence of such default Lessee shall recover a judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Lessor in the Aircraft, and Lessor shall not be personally liable therefor, provided Lessor then owns the Aircraft and such limitation of liability shall not apply if Lessor does not then own the Aircraft.

     7.8 Governing Law This Lease shall be governed by and interpreted under the laws of the State of Arizona, but not including such state's conflict of laws rules. All judicial proceedings shall be in the courts of Maricopa County, Arizona and the parties consent to the exclusive jurisdiction of said Courts. The parties waive trial by jury in all judicial proceedings relating to this Lease.

     7.9 Integration This Lease, the exhibits hereto, if any, hereof, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and supersede any prior understandings, agreements or negotiations. This Lease may not be amended or modified except by a writing executed by Lessee and Lessor, with the consent of any Lender.

     7.10 Subordination to Lessor Financing

          (a) (i) Subject to the provisions of Section (a)(ii) below, Lessee agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Lessee agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination.

          (ii) Lessee's agreement to subordinate set forth in Section (a)(ii) above is conditioned upon the Lender agreeing that: Lessee's tenancy and Lessee's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Lessee for the Term of this Lease, the rights of Lessee under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing; provided, however, that such purchaser shall not:

               (A)be liable for any prior act or omission of Lessor;

               (B)be subject to any defense, counterclaim, set-off or offset which Lessee may then have against Lessor;

               (C)be bound by any payment of rent that Lessee may have made to Lessor more than thirty (30) days before the date such rent was first due and payable under this Lease with respect to any period after the date of attornment other than, and only to the extent that, this Lease expressly required such a prepayment;

               (D)be bound by any obligation to make any payment to Lessee which was required to be made prior to the time such successor Lessor succeeded to Lessor's interest;

               (E)be bound by any obligation to perform any work or to make improvements to the Aircraft; or

          (b) Notwithstanding the provisions of this Section, the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

          (c) At any time prior to the expiration of the Term, Lessee agrees, at the election and upon demand of any owner of the Aircraft, or of a Lender who has granted non-disturbance to Lessee pursuant to this Section, to attorn, from time to time, to any such owner or lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Section shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

          (d) Each of Lessee, Lessor and Lender, however, upon written demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, in the form customarily used by such Lender to the extent consistent with the requirements of such Sections, acknowledging such subordination, non-disturbance and attornment as are provided in such Sections and setting forth the terms and conditions of its tenancy.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first indicated above.

LESSOR:                                                   LESSEE:

Verde Investments, Inc.,                    Ugly Duckling Corporation,
an Arizona corporation                      a Delaware corporation

By:      ___________________________        By:      ___________________________
Name:    ___________________________        Name:    ___________________________
Its:     ___________________________        Its:     ___________________________


                                    EXHIBIT A
                                 SPECIFICATIONS

1980 Hawker 700 A                                               SERIAL NO. 280
------------------------------------------------------------------------------
TOTAL TIME AIRFRAME:       6992 SNEW                 48 Month Inspection Completed By Duncan
                           4621 CSN                  3/96*
                                                     Part 135 Ready*

ENGINES:        Garrett TFE 731-3R-1H                          --100% MSP Gold--
-------
                Left Eng. 6969.3 SNEW 4580 CSN
                Right Eng. 6938.0 SNEW 4655 CSN

APU:     Garrett GTCP-36-100   2376 SNEW
---

AVIONICS:                                                      Dual Collins VHF-20B Comms
--------
Dual Collins FD-109 Flight Directors                           Dual Collins ADF-60 ADF
Primus 300SL Color Radar with Data Nav                         Dual Collins VIR-30 Navs
Baker Audio                                                    Dual Collins DME-40 DME
Fairchild GA-100CVR                                            Dual Collins TDR-90 Transponders
Collins 618T-3 HF Comms                                        Collins ALT-55B Radar Altimeter
Collins ALI-80A Encoder                                        Dual Collins ADC-80A Altitude Alert
King KLN-90B GPS (IFR Appr. Certified)                         Dual Collins 331A-9G HIS
Wulfsberg Flitefone VI                                         Collins PRE-80A Altitude Alert
Allied GNS-XLS-FMS (Appr. Certified)                           Collins Backup Vertical Gyro
J.E.T. Standby Horizon                                         TCAS - I
Vandling NDB-2 Database                                        Dual Davtron 811-B Digital Clocks
Dual Sperry C-14 Compass Systems                               Teledyne Angle of Attack
Collins APS-80 Autopilot W/Alt. Pre-select

ADDITIONAL EQUIPMENT:                                          5" Monitor
Intelliflight Airshow System                                   14" Monitor
DVD/CD Changer                                                 Stereo & Airshow Remote Control
Wireless Headsets

NOTES: No damage history. Aircraft is currently operated under Part 135 commercial certificate. 12/24 month complied with 7/9/98. Major X-rays performed 3/96.

Interior: Beautiful eight place leather interior, new in 2000. Three place aft divan with additional storage underneath. Complete aft lav with hot/cold running water. Excellent audio-video system with CD changer and DVD player integrated. Audio-visual and Airshow completely controllable by remote control. Interior is fire-blocked for Part 135 operations.

EXTERIOR:  Paint in excellent condition. White with green stripes.


                 All airframe and engine times and cycles to be
                      re-verified upon Delivery of Aircraft
                   Specification subject to verification upon
                                   inspection.